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                                                                       EXHIBIT 5

                               November 4, 1997

SyQuest Technology, Inc.
47071 Bayside Parkway
Fremont, California  94538

     Re: SyQuest Technology, Inc. Registration Statement for Offering of 10,114,019 Shares of Common Stock

Ladies and Gentlemen:

     I refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 5,114,019 shares of Common Stock under the Company's 1997 Stock Incentive Plan and (ii) 5,000,000 shares of Common Stock under the Company's 1997 Employee Stock Incentive Plan. I advise you that, in my opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Incentive Plan and 1997 Employee Stock Incentive Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Thomas Tokos
                                       _______________________________
                                       Thomas Tokos
                                       Vice President, General
                                       Counsel and Secretary
                                       SyQuest Technology, Inc.